UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2010

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road
San Carlos, California 94070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On February 1, 2010, R. Scott Greer was appointed to the board of directors of Nektar Therapeutics, a Delaware corporation (the “Company”), as a Class III Director whose initial term will end at our 2010 Annual Meeting of Stockholders.  Our board has determined that Mr. Greer is an independent director as that term is defined by the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. The board has not yet determined on which board committees Mr. Greer will serve.

Mr. Greer, age 51, currently serves as Managing Director of Numenor Ventures, LLC, a venture capital firm.  In 1996, Mr. Greer co-founded Abgenix, Inc., a company that specialized in the discovery, development and manufacture of human therapeutic antibodies, and from June 1996 through May 2002, he served as its Chief Executive Officer.  He also served as a director of Abgenix from 1996 and Chairman of the board of directors from 2000 until the acquisition of Abgenix by Amgen, Inc. in April 2006.  Prior to Abgenix’s formation, Mr. Greer held senior management positions at Cell Genesys, Inc., a biotechnology company, initially as Chief Financial Officer and Vice President of Corporate Development and later as Senior Vice President of Corporate Development, and various positions at Genetics Institute, Inc., a biotechnology research and development company.  Since May 2003, Mr. Greer has served as Chairman of the board of directors of Acologix, Inc., a privately-held development-stage biotechnology company and, since May 2000, as a director of Acologix.  Mr. Greer served as Chairman of the board of directors of Sirna Therapeutics, Inc., a biotechnology company, from 2003 until its merger with Merck & Co., Inc. in December 2006.  Mr. Greer received a B.A. in Economics from Whitman College and an M.B.A. degree from Harvard University.  Mr. Greer also was a certified public accountant.

There are no arrangements or understandings between Mr. Greer and any other persons pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Greer or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Greer will participate in the Company’s Amended and Restated Compensation Plan for Non-Employee Directors (the “Plan”), previously filed on December 14, 2009, with the Securities and Exchange Commission as Exhibit 10.1 to the Current Report on Form 8-K.  Our non-employee directors are eligible to participate in the Plan.

Item 7.01.    Regulation FD Disclosure

On February 2, 2010, the Company issued a press release announcing the appointment of Mr. Greer to the board of directors, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

 Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued by Nektar Therapeutics on February 2, 2010 entitled “Nektar Therapeutics Appoints R. Scott Greer to Board of Directors.”

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date:	February 2, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Nektar Therapeutics on February 2, 2010 entitled “Nektar Therapeutics Appoints Scott Greer to Board of Directors.”